Filed Pursuant to Rule 424(b)(5)
Registration No. 333-220340
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	6,152,500.00(1)	$32.75	$201,494,375	$23,353.20(2)

(1)
Includes 802,500 shares of common stock, par value $0.01 per share, issuable upon exercise of the underwriters’ option to purchase additional shares of common stock.

(2)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Prospectus Supplement
(To prospectus dated September 5, 2017)
5,350,000 Shares
Triton International Limited
Common Shares

We are offering 5,350,000 common shares, par value $0.01 per share (“common shares”).
Our common shares are traded on the New York Stock Exchange (the “NYSE”) under the symbol “TRTN.” On September 7, 2017, the closing price of our common shares on the NYSE was $33.52 per share.
We intend to use the net proceeds from the sale of common shares to be offered by us for general corporate purposes, including the purchase of containers.
Investing in our common shares involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page S-8 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Share	Total(1)
Public offering price	$32.75	$175,212,500
Underwriting discount	$1.3918	$7,446,130
Proceeds, before expenses, to us(2)	$31.3582	$167,766,370
(1)
Assumes no exercise of the underwriters’ option to purchase additional common shares described below.

(2)
See “Underwriting.”

On August 8, 2017, our board of directors declared a quarterly cash dividend of  $0.45 per share. This dividend will be payable on September 22, 2017 to shareholders of record as of September 1, 2017. Due to the timing of the sale of common shares contemplated by this prospectus supplement and the record date for the dividend, purchasers of common shares in this offering will not be entitled to receive the dividend declared on August 8, 2017, regardless of the date of payment.
We have granted the underwriters an option to purchase up to an additional 802,500 common shares at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.
The common shares will be ready for delivery on or about September 12, 2017.

Joint Book-Running Managers
BofA Merrill Lynch		Wells Fargo Securities
RBC Capital Markets

Co-Managers
ABN AMRO	Cowen	ING	SunTrust Robinson Humphrey
BBVA	Keefe, Bruyette & Woods A Stifel Company	Nomura	PNC Capital Markets LLC

The date of this prospectus supplement is September 7, 2017.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement which contains specific information about the terms of this offering. This prospectus supplement also adds to and updates information contained in, or incorporated by reference into, the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about us and the securities we may offer from time to time, some of which may not apply to this offering of common shares. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as part of a “shelf” registration process. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information below under the heading “Where You Can Find Additional Information.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus or any document incorporated herein or therein by reference, you should rely on the information in this prospectus supplement.
No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus constitute an offer to sell only the common shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus supplement, the accompanying prospectus and any other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
You should not assume that the information in this prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.
Except where the context requires otherwise, references in this prospectus supplement to “Triton,” the “Company,” “us,” “we,” or “our” refer to Triton International Limited and its consolidated subsidiaries.
Securities may be offered or sold in Bermuda only in compliance with provisions of the Investment Business Act 2003, the Exchange Control Act of 1972, and related regulations of Bermuda, each as amended, that regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority (the “BMA”), pursuant to the provisions of the Bermuda Exchange Control Act of 1972 and related regulations, each as amended, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that where any equity securities of a Bermuda company, which would include our common shares, are listed on an appointed stock exchange (the NYSE is deemed to be an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any securities of such company, from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. This prospectus supplement does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Bermuda Companies Act 1981, as amended (the “Bermuda Companies Act”). Such provisions state that a prospectus in respect of the offer of shares in a Bermuda company whose equities are listed on an appointed stock exchange under Bermuda law does not need to be filed in Bermuda, so long as the company in question complies with the requirements of such appointed stock exchange in relation thereto.
S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” “think,” “plan,” “will,” “should,” “intend,” “seek,” “potential” and similar expressions and variations are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following:
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failure to realize the anticipated benefits of the Merger (as defined below);

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decreases in the demand for leased containers;

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decreases in market leasing rates for containers;

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difficulties in re-leasing containers after their initial fixed-term leases;

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customers’ decisions to buy rather than lease containers;

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dependence on a limited number of customers for a substantial portion of our revenues;

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customer defaults;

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decreases in the selling prices of used containers;

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extensive competition in the container leasing industry;

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difficulties stemming from the international nature of our businesses;

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decreases in demand for international trade;

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disruption to our operations resulting from political and economic policies of foreign countries, particularly China;

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disruption to our operations from failure of or attacks on our information technology systems;

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compliance with laws and regulations related to security, anti-terrorism, environmental protection and corruption;

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ability to obtain sufficient capital to support growth;

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restrictions on businesses imposed by the terms of our debt agreements; and

•
other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2016.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in this prospectus supplement and the accompanying prospectus. Any forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our businesses or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about our business and about this offering of common shares contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors,” and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.
Our Company
We are the world’s largest lessor of intermodal containers. Intermodal containers are large, standardized steel boxes used to transport freight by ship, rail or truck. Due to the handling efficiencies they provide, intermodal containers are the primary means by which many goods and materials are shipped internationally. Our container fleet includes approximately 5.3 million twenty-foot equivalent units (“TEU”) of containers as of June 30, 2017, and we have an estimated global leasing market share of 26% as of the end of 2016 according to Drewry Maritime Research. We lease containers to nearly every major container shipping line in the world and believe we are the leading container provider to a majority of the top 20 global container shipping lines. Our top ten customers have leased containers from us for an average of more than 30 years. We believe that our leading scale, extensive container supply capability, global footprint, access to capital, experienced management team and strong track record make us a preferred container lessor in the industry. We manage our business through our global network of 26 offices in 14 countries, and we offer our customers access to our containers through approximately 470 third-party owned container depot facilities across 46 countries as of June 30, 2017. As of June 30, 2017, we had total assets of approximately $9.1 billion.
Triton was formed from the merger (the “Merger”) of Triton Container International Limited (“TCIL”) and TAL International Group, Inc. (“TAL”) on July 12, 2016. We believe the Merger has resulted in many advantages, including significant cost savings, unrivaled scale and container supply capability, leading positions in major container types, and the opportunity to combine the best people and processes from two companies that had been long-term industry leaders. We believe the Merger has created significant cost savings opportunities and operational advantages. We are targeting $40 million of annual administrative expense savings by the fourth quarter of 2017, a majority of which has been achieved through the second quarter of 2017. We seek to achieve the lowest ratio of administrative expenses to leasing revenues among our publicly traded peers. We also expect to achieve direct operating expense savings by optimizing our merged network of container depots. In addition, our enhanced scale has increased our access to financing. Lastly, the Merger brought together a best-in-class management team from TAL and TCIL, with an average experience of approximately 23 years in the industry and a strong track record of long-term performance.
We lease five types of equipment: (i) dry containers, which are used for general cargo such as consumer staples, manufactured component parts, electronics and apparel; (ii) refrigerated containers, which are used for perishable items such as fresh and frozen foods; (iii) special containers, which are used for heavy and over-sized cargo such as marble slabs, building products and machinery; (iv) tank containers, which are used to transport bulk liquid products such as chemicals; and (v) chassis, which are used for the transportation of containers. We have leading positions in major container types and believe we have one of the most diverse fleets in the industry. Our in-house equipment sales group manages the sale process for our used containers and chassis from our equipment leasing fleet and buys and sells used and new containers and chassis acquired from third parties.
We generally lease our equipment on a per diem basis to our customers under three types of leases: (i) long-term leases, which typically have initial contractual terms ranging from three to eight years and provide us with stable cash flow and low transaction costs by requiring customers to maintain specific units on-hire for the duration of the lease; (ii) finance leases, which are structured as full payout leases and provide for a predictable recurring revenue stream with the lowest cost to the customer as customers are generally required to retain the equipment for the duration of its useful life; and (iii) service leases, which command a premium per diem rate in exchange for providing customers with a greater level of operational flexibility by allowing the pick-up and drop-off of units during the lease term. We also have expired long-term leases whereby the lease maturity date has passed, but the units remain on-hire and we continue to receive lease payments pursuant to the terms of the initial contract. Given specified return locations and monthly limits, it typically takes customers additional time beyond the maturity date to return equipment to us. All of our leases are generally written as triple net, “hell-or-high water” leases, which require the customer to pay for loss of, or damage to, a container.
We believe that most of our customers purchase a portion of their containers directly from the manufacturers and lease the balance from companies like us because leasing containers helps shipping lines improve their overall container fleet efficiency. Given the uncertainty and variability of export volumes, and the fact that shipping lines have difficulty in accurately forecasting their container requirements on a day-by-day, port-by-port basis, the availability of containers for lease on short notice reduces such shipping lines’ need to purchase and maintain larger container inventory buffers. In addition, the drop-off flexibility provided by operating leases allows the shipping lines to adjust their container fleet sizes and the mix of container types in their fleets both seasonally and over time and helps to balance their trade flows. Furthermore, leasing containers also enables shipping lines to free up capital in an environment where their priority for capital is for investment in larger, more fuel-efficient vessels and port infrastructure.
Our Market Opportunity
We are currently taking advantage of favorable market conditions to drive strong performance, achieve value-adding growth and further differentiate ourselves from our competitors. Trade growth and container demand in the first half of 2017 has been higher than previously expected. At the same time, the supply of containers has been constrained. Container production volumes were limited in 2016 due to relatively low trade growth last year, and container production has been constrained in 2017 by financial challenges facing a number of our customers and competitors as well as container production disruptions created by tighter environmental regulations in China. We believe the combination of these factors has led to a strong supply/demand balance for containers, an increased percentage of containers that are leased, a significant increase in our market share of new leasing transactions and attractive lease pricing for new container investments.
Our operating performance has been strong in the first half of 2017, especially for our dry container product line. Dry containers put on lease have been near record levels in the first half of 2017, while containers returned from lease have been very low. As a result, the utilization of our container fleet increased 2.3% in the first half of 2017 as compared to December 31, 2016, to reach 97.1% as of June 30, 2017. Additionally, market lease rates have increased significantly in the first half of 2017 due to a rebound in steel prices and new container prices, and the tight supply/demand balance for containers. We believe the inventory of new containers and used containers in the market is currently exceptionally low, which we expect will provide further support for both our utilization and leasing rates.
We believe the strong market conditions in the first half of 2017 have also allowed us to further differentiate our business from our peers. Some shipping lines and leasing companies have been constrained from purchasing large volumes of new containers in the first half of 2017 due to lingering financial challenges following weak trade growth and difficult market conditions in 2015 and 2016. While our profitability was negatively impacted in those years, our performance has recovered quickly and we have leveraged our financial and operational strength to fill the resulting supply gap and provide critically needed container capacity for our customers. Our financial and operational strength has allowed us to invest in a large volume of new containers with attractive leasing terms. From the consummation of the Merger to June 30, 2017, we have invested nearly $1.9 billion in new and sale-leaseback containers, and we estimate based upon feedback from our suppliers that our new dry container orders in the first half of 2017 make up approximately 50% of all new container orders by container leasing companies for this period. We believe our substantial investment to meet the industry’s container needs demonstrates our unique ability to manage our customers’ most critical container requirements, reinforcing our position as a supplier of choice for the world’s largest shipping lines. We are also building sustained support for our profitability and cash flow given that the average initial lease duration for our new container investments since the Merger is approximately six years.

Our Competitive Strengths
We believe the following key competitive strengths have contributed to our historical success and position us well for continued growth in revenue and profitability.
Scale and Cost Leadership. We are the world’s largest lessor of intermodal containers and, based on our container fleet, we have an estimated 26% global leasing market share according to Drewry Maritime Research. We believe our fleet size is approximately 45% larger than our closest competitor’s, and we expect we will have substantial cost advantages when the cost savings opportunities from the Merger are fully realized. We expect this leading cost structure will support our ability to generate attractive returns on our investments. We expect our market share to increase in 2017 due to our high share of new leasing transactions since the Merger.
Unrivaled Supply Capabilities. We believe that we are uniquely capable of delivering comprehensive container solutions to the world’s leading shipping lines. We believe reliable and rapid access to large numbers of containers is our customers’ most important buying factor. The significant increase in the size of the global shipping lines due to organic growth and consolidation has increased the number of containers our customers seek to source on short notice. We operate the world’s largest container leasing fleet, offer a full range of container types and have what we believe is the leasing industry’s most extensive global operating infrastructure. Given the size and flexibility of our balance sheet and access to funding across many markets, we can maintain a large inventory of new containers to service the needs of our largest customers. From the consummation of the Merger to June 30, 2017, we have invested nearly $1.9 billion in new and sale-leaseback containers, and we estimate based upon feedback from our suppliers that our new dry container orders in the first half of 2017 make up approximately 50% of all new container orders by container leasing companies for this period.
Strong, Long Standing Customer Relationships. We have been doing business with our top ten customers for more than 30 years on average. We have strong relationships and a well-established presence with virtually every major shipping line in the world. We estimate that we have the number one supply position based on containers on-hire with each of the top five and eight of the top ten global shipping lines. As shipping line consolidation continues, we expect the counterparty credit risk of our customers to continue to decrease. We also believe we have an excellent reputation for reliability and customer service, which is critical to create and sustain strong customer relationships.
Well-Protected Lease Portfolio. Approximately 78% of our on-hire containers were leased under long-term leases or finance leases, with an average remaining term of 40 months as of June 30, 2017. We believe that the long-term nature of our lease portfolio combined with disciplined lease terms provide us with a predictable source of revenue and operating cash flow. Our contractual cash flows, coupled with a short order cycle for new equipment of only two to three months, have allowed us to maintain high utilization and an attractive dividend through periods of weak demand. We structure our leases to focus return locations to areas of high leasing demand, which improves our ability to remarket the containers while also increasing the chance that the first lease will be renewed by the existing customer.
Ability to Manage Full Container Life-Cycle to Generate Superior Returns. One of the most important drivers of long-term profitability in the container leasing business is successfully managing the equipment after the first lease expires. We believe that our re-leasing and re-sale capabilities are among the best in the industry due to our many years of experience, extensive global footprint, close customer relationships, dedicated container re-sale organization, disciplined focus on lease structure, and the quality of our people, systems and processes. Our success in optimizing the economic returns of our equipment is reflected in our high container utilization, high average sale age of our equipment, high residual value realizations and strong long-term equity returns.
Best-in-Class Management Team with Strong Track Record of Long-Term Performance. Our management team has extensive experience in the container leasing industry. Our key officers have an average of approximately 23 years of industry experience and more than 18 years of service with us. Our management team has a strong track record of financial performance across the business cycle. During the most recent period of challenging conditions in 2015 and 2016, we were able to maintain financial flexibility while sustaining an attractive dividend, and we have quickly taken advantage of improved industry conditions in 2017 to rapidly improve our financial performance and increase our market share.

Our Business Strategy
We intend to leverage our leading market position in container leasing to profitably grow our business by pursuing the following strategies:
Grow and Invest Strategically in Our Container Fleet. We seek to continue to capitalize on the current favorable market conditions and pursue attractive investment opportunities. Since closing the Merger, we have taken advantage of the strong leasing market and our competitors’ challenges to achieve a substantial level of investment and growth. As of June 30, 2017, we have already ordered $1.3 billion of containers for delivery in 2017, and have committed substantially all of this equipment to lease agreements that we expect will generate attractive investment returns. We believe market conditions will remain favorable into 2018, and expect to have additional opportunities to invest in high-return lease transactions. Continued aggressive investment will also strengthen our position with our large customers and increase our market share and scale advantages. Conversely, when demand for new containers is weak, we have the ability to scale back capital spending with relatively short notice. We intend to continue to pursue a prudent fleet expansion strategy to meet and satisfy customer needs, so long as the expected incremental returns on investment exceed our return targets.
Build on Leading Position with Largest Shipping Lines. The world’s largest shipping lines have been steadily increasing their shares of the shipping market, both through organic investment and the acquisition of smaller shipping lines. We estimate that we have the number one position with each of the top five and eight of the top ten largest shipping lines in the world, and believe we are best positioned to provide comprehensive container solutions to the large, global carriers. We will seek to continue to differentiate our supply capability, customer service and lease structuring expertise to build on our leading position with the largest shipping lines as they continue to increase their shares of the container shipping business.
Maximize the Value and Return on Our Existing Equipment. We believe our disciplined approach to lease structuring, our extensive global re-leasing and re-sale capabilities and our scale and cost advantages help us drive strong long-term profitability for our containers. In addition, we may have an opportunity to increase the profitability of our existing container fleet by taking advantage of the current strong market conditions. New dry container prices increased significantly from the second quarter of 2016 and the per diem rates for deals that we have recently completed are now above our average rates in our existing lease portfolio. As our existing leases expire, we may have an opportunity to negotiate with customers to improve the expected lifetime returns by extending the lease term beyond the typical sale age or increasing pricing. In addition, the strong supply/demand balance for containers has allowed us to increase disposal prices for used containers, often resulting in gains on sale.
Maintain Discipline on Leasing Terms. We plan to continue to target attractive returns on our assets over their life-cycle by concentrating on long-term leases with disciplined logistics in order to maximize our fleet utilization and profitability. From the consummation of the Merger to December 31, 2016, the average duration for our new container leases has been approximately six years, and for the first half of 2017, the average duration for new container leases was approximately seven years. In addition, our leases for new containers typically require our customers to return the vast majority of the equipment to our high demand locations if the leases are not renewed upon expiration. We believe this logistics discipline improves the re-marketability of our containers after the first lease expires while also increasing the chance that the first lease will be renewed by the existing customer.
Pursue Sale-leaseback Transactions. We have completed more than $800 million of sale-leaseback transactions since the beginning of 2014, and we believe they will continue to be an attractive avenue for growth. In a sale-leaseback transaction, our shipping line customers typically sell us large blocks of their middle age and older containers, and lease the containers back until the end of their useful life at which point the containers are dropped off by the customer and sold through our global re-sale organization. These transactions provide capital for the shipping lines and eliminate the need for the shipping line to develop a container re-sale capability. Large sale-leaseback transactions are highly customized, and we believe that we have many advantages in pursuing these transactions, including substantial financing capacity, one of the largest re-sale organizations in the leasing industry and deep experience in pricing and structuring these transactions.

Capitalize on Our Financial Flexibility. We believe we have the ability to access diverse sources of cost effective capital to facilitate value-adding growth. Due to our investment grade credit rating on our secured borrowings and container securitizations as well as our strong relationships with a number of financial institutions and institutional investors, we routinely evaluate the bank and capital markets in order to improve our capital structure and provide ready access to funding for growth. Since January 1, 2017, we have raised or refinanced approximately $2.6 billion of debt through the bank, private placement and ABS markets.
Add Complementary Product Lines. We expect to continue to look for opportunities to leverage our global operating infrastructure and business expertise into related product areas. Over the last ten years, we have added tank containers, chassis, European pallet wide containers, roll trailers and specialized domestic rental containers to our leasing fleet. While these product lines are small compared to our core dry and refrigerated container product lines, they provide incremental value-adding growth at low additional infrastructure cost. We will continue to look for opportunities to add new products that have strong customer or infrastructure overlap with our existing business.
Opportunistically Pursue Acquisitions. We may pursue strategic acquisitions of container leasing companies and container fleets. We believe these types of transactions allow us to grow our fleet profitably and that our existing infrastructure can support more assets without significant increases to our overhead costs.
Our Principal Shareholders
As of September 1, 2017, certain affiliates of Warburg Pincus LLC (“Warburg Pincus”) beneficially owned approximately 15.9% of our common shares, certain affiliates of Vestar Capital Partners, Inc. (“Vestar”) beneficially owned approximately 14.3% of our common shares and Bharti Global Limited (“Bharti”) beneficially owned approximately 10.6% of our common shares.
Pursuant to the sponsor shareholders agreement between the Company and Warburg Pincus, as amended (the “Warburg Pincus Sponsor Shareholders Agreement”), for so long as Warburg Pincus, together with certain permitted transferees (including Bharti) (the “Warburg Shareholder Group”), beneficially own a number of our common shares representing 50% or more of the number of our common shares beneficially owned by Warburg Pincus as of the date of the closing of the Merger, the Warburg Shareholder Group will have the right to designate two directors to our board (the “Triton Board”), and the parties to the Warburg Pincus Sponsor Shareholders Agreement, including the Company, must take all necessary action to cause such directors to be elected at each annual meeting and at any other meeting where directors of the Triton Board are to be elected. If the Warburg Shareholder Group beneficially owns a number of our common shares that is less than 50%, but greater than or equal to 20%, of the number of our common shares beneficially owned by Warburg Pincus as of the date of the closing of the Merger, the Warburg Shareholder Group will have the right to designate one director to the Triton Board. Warburg Pincus beneficially owned 19,693,972 of our common shares at the closing of the Merger and the Warburg Shareholder Group beneficially owns 19,693,972 of our common shares as of the date of this prospectus supplement. The Warburg Shareholder Group is not selling common shares in this offering. We expect that the Warburg Shareholder Group will continue to have the right to designate two directors to the Triton Board following the completion of this offering.
Pursuant to the sponsor shareholders agreement between the Company and Vestar (the “Vestar Sponsor Shareholders Agreement” and, together with the Warburg Pincus Sponsor Shareholders Agreement, the “Sponsor Shareholders Agreements”), for so long as Vestar, together with certain permitted transferees, beneficially own a number of our common shares representing at least one-third of the number of our common shares beneficially owned by Vestar as of the date of the closing of the Merger, Vestar will have the right to designate one director to the Triton Board, and the parties to the Vestar Sponsor Shareholders Agreement, including the Company, must take all necessary action to cause such director to be elected at each annual meeting and at any other meeting where directors of the Triton Board are to be elected. Vestar beneficially owned 10,687,250 of our common shares at the closing of the Merger and beneficially owns 10,687,250 of our common shares as of the date of this prospectus supplement. Vestar is not selling common shares in this offering. We expect that Vestar will continue to have the right to designate one director to the Triton Board following completion of this offering.

Corporate Information
Our principal executive office is located at 22 Victoria Street, Hamilton HM12, Bermuda and our telephone number is (441) 295-2287. We maintain a website at http://www.trtn.com. The information on, or accessible from, our website is not incorporated by reference in this prospectus supplement by reference or otherwise.

THE OFFERING
The summary below describes the principal terms of this offering. The “Description of Share Capital” section of the accompanying prospectus contains a more detailed description of our common shares.
Common shares offered by us
5,350,000 common shares (or 6,152,500 common shares if the underwriters exercise their option to purchase additional common shares in full).
Option to purchase additional common shares
We have granted the underwriters an option to purchase up to an additional 802,500 common shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.
Common shares outstanding
74,536,402 common shares outstanding as of September 1, 2017.
Common shares to be outstanding immediately following this offering
79,886,402 common shares outstanding (or 80,688,902 common shares outstanding if the underwriters exercise their option to purchase additional common shares in full).
Use of Proceeds
We expect to use the net proceeds from the sale of common shares by us for general corporate purposes, including the purchase of containers.
See “Use of Proceeds.”
NYSE Trading Symbol
“TRTN”
Settlement Date
Delivery of the common shares will be made against payment therefor on or about September 12, 2017.
Risk Factors
Investing in our common shares involves substantial risks. See “Risk Factors” on page S-8 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a description of certain of the risks you should consider before investing in our common shares.
In this prospectus, unless otherwise indicated, the number of common shares outstanding and the other information based thereon assumes no exercise by the underwriters of their option to purchase additional common shares.
For a description of our common shares, see “Description of Share Capital” in the accompanying prospectus.
On August 8, 2017, the Triton Board declared a quarterly cash dividend of  $0.45 per share. This dividend will be payable on September 22, 2017 to shareholders of record as of September 1, 2017. Due to the timing of the sale of common shares contemplated by this prospectus supplement and the record date for the dividend, purchasers of common shares in this offering will not be entitled to receive the dividend declared on August 8, 2017, regardless of the date of payment.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the specific risks described below and in our Annual Report on Form 10-K for the year ended December 31, 2016 as well as other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, before making an investment decision. See “Where You Can Find Additional Information.” Any of these risks could cause our business, financial condition, or operating results to suffer. The market price of our common shares could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment.
Risk Factors Related to Our Common Shares
The price of our common shares has been highly volatile and may decline regardless of our operating performance.
The trading price of our common shares has been and is likely to remain highly volatile. Factors affecting the trading price of our common shares may include:
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variations in our financial results;

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changes in financial estimates or investment recommendations by securities analysts following its business;

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the public’s response to our press releases, other public announcements and filings with the SEC;

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changes in accounting standards, policies, guidance or interpretations or principles;

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future sales of common shares and our directors, officers and significant shareholders;

•
announcements of technological innovations or enhanced or new products by us or our competitors;

•
the failure to achieve operating results consistent with securities analysts’ projections;

•
the operating and stock price performance of other companies that investors may deem comparable to us;

•
changes in our dividend policy and share repurchase programs;

•
fluctuations in the worldwide equity markets;

•
recruitment or departure of key personnel;

•
failure to timely address changing customer preferences;

•
broad market and industry factors; and

•
other events or factors, including those resulting from global instability, including political instability, especially in Asia, the perceived or actual threat of impending natural disasters, coups, missile launches, terrorism or war, as well as the actual occurrence of such events, or responses to such events.

In addition, if the market for intermodal equipment leasing company stocks or the stock market in general experiences a loss of investor confidence, the trading price of our common shares could decline for reasons unrelated to our business or financial results. The trading price of our common shares might also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us.
If securities analysts do not publish research or reports about our business or if they downgrade our shares, the price of our common shares could decline.
The trading market for our common shares relies in part on the research and reports that industry or financial analysts publish about us, our business or our industry. We have no influence or control over these analysts. Furthermore, if one or more of the analysts who do cover Triton downgrades our shares, the price of our common shares could decline. If one or more of these analysts ceases coverage of Triton, we could lose visibility in the market, which in turn could cause our share price to decline.
Our failure to comply with required public company corporate governance and financial reporting practices and regulations could materially and adversely impact our financial condition, operating results and the price of our common shares. Further, our internal controls over financial reporting may not detect all errors or omissions in the financial statements. The risk of non-compliance and reporting errors is currently elevated due to our recent Merger.
We are subject to the regulatory compliance and reporting requirements applicable to us as a public company, including those issued by the SEC and the NYSE. Failure to meet these requirements may lead to adverse regulatory consequences, and could lead to a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. If we fail to maintain effective controls and procedures, we may be unable to provide the required financial information in a timely and reliable manner or otherwise comply with the standards applicable to us as a public company. Any failure to timely provide the required financial information could materially and adversely impact our financial condition and the market value of our common shares. Furthermore, testing and maintaining internal controls can divert our management’s attention from other matters that are important to our business.
The Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), requires that we maintain effective internal controls for financial reporting and disclosure controls and procedures. If we do not maintain compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, we could suffer a loss of investor confidence in the reliability of our financial statements, which could cause the market price of our common shares to decline. We can also be subject to sanctions or investigations by the NYSE, the SEC or other regulatory authorities for failure to comply with public company corporate governance and financial reporting practices and regulations.
Section 404 of the Sarbanes-Oxley Act requires an annual management assessment of the effectiveness of internal controls over financial reporting and commencing in 2017 a report by Triton’s independent registered public accounting firm. If we fail to maintain the adequacy of internal controls over financial accounting, we may not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with the Sarbanes-Oxley Act and related regulations. No system of internal controls can provide absolute assurance that the financial statements are accurate and free of material errors. As a result, the risk exists that our internal controls may not detect all errors or omissions in the financial statements.
In addition, there is currently increased risk that we may fail to comply with regulatory or reporting requirements, or that we may have a reporting error or some other control deficiency that could make our financial statements misleading and could be deemed to be a material weakness under the Sarbanes-Oxley Act. Our Merger integration has created significant operational challenges and has required our remaining staff to learn new processes and procedures. We expect the risk of non-compliance, reporting errors and control weaknesses will remain elevated for an extended period of time.
Concentration of ownership among our significant shareholders may prevent new investors from influencing significant corporate decisions and may result in conflicts of interest.
As of September 1, 2017, Warburg Pincus beneficially owned approximately 15.9% of Triton’s common shares, Vestar beneficially owned approximately 14.3% of Triton’s common shares and Bharti beneficially owned approximately 10.6% of Triton’s common shares, and Warburg Pincus, Vestar and Bharti, in the aggregate, beneficially owned approximately 40.8% of Triton’s common shares. Under the Sponsor Shareholders Agreements, the Warburg Shareholder Group has the ongoing right to designate two individuals to serve on the Triton Board, and Vestar has the ongoing right to designate one individual to serve on the Triton Board, in each case subject to the approval by the Triton Nominating and Corporate Governance Committee of any individuals so designated. The rights of the Warburg Shareholder Group and Vestar to designate individuals to serve on the Triton Board are subject to reduction as their respective beneficial ownership of Triton common shares declines. We expect that the Warburg Shareholder Group and Vestar will continue to have the right to designate two directors and one director to our board, respectively, following the completion of this offering. The Sponsor Shareholders Agreements provide certain restrictions on the Warburg Pincus, Bharti and Vestar. However, the concentration of influence in Warburg Pincus, Vestar and Bharti may delay, deter or prevent acts that would be favored by Triton’s other shareholders, who may have interests different from those of Warburg Pincus, Vestar and Bharti. For example, Warburg Pincus, Vestar and Bharti could delay or prevent an acquisition, merger or amalgamation deemed beneficial by other shareholders, or cause, or seek to cause, Triton to take courses of action that, in their judgment, could enhance their investment in Triton, but which might involve risks to Triton’s other shareholders or adversely affect Triton or Triton’s other shareholders. Warburg Pincus, Vestar and Bharti may be able to cause or prevent a change in control of Triton or a change in the composition of the Triton Board and could preclude any unsolicited acquisition of Triton. This may have the effect of delaying, preventing or deterring a change in control. In addition, this significant concentration of share ownership may materially adversely affect the trading price of Triton’s common shares because investors often perceive disadvantages in owning common shares in companies with significant concentrations of ownership.
Further, the Triton bye-laws provide that Triton, on behalf of itself and its subsidiaries, renounces any interest or expectancy we or our subsidiaries may have in (or in being offered an opportunity to participate in) business opportunities that are from time to time presented to any of Warburg Pincus or Vestar and their respective affiliated funds, or any of their respective officers, directors, agents, shareholders, members, partners, affiliates and subsidiaries (other than Triton and our subsidiaries), even if the opportunity is one that Triton or our subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. The Triton bye-laws provide that no such person will be liable to Triton or any of our subsidiaries (for breach of any duty or otherwise), as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to Triton or our subsidiaries; provided, that the foregoing will not apply to any such person who is a director or officer of Triton, if such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of Triton. This may cause the strategic interests of Warburg Pincus and Vestar to differ from, and conflict with, the interests of Triton and of Triton’s other shareholders in material respects.
In addition to this offering, future sales of Triton common shares, or the perception in the public markets that such sales may occur, may depress the Triton share price.
Sales of substantial amounts of our common shares in the public market, including this offering, or the perception that such sales could occur, could adversely affect the price of our common shares and could impair Triton’s ability to raise capital through the sale of additional shares.
In addition, to the extent that Warburg Pincus, Vestar, Bharti or other significant shareholders sell, or indicate an intent to sell, substantial amounts of our common shares in the public market, the trading price of our common shares could decline significantly. These factors could also make it more difficult for us to raise additional funds through future offerings of our common shares or other securities.
Issuing additional common shares or other equity securities or securities convertible into equity for financing or in connection with our incentive plans, acquisitions or otherwise may dilute the economic and voting rights of our existing shareholders or reduce the market price of the Triton common shares or both. Upon liquidation, holders of our debt securities, if issued, and lenders with respect to other borrowings would receive a distribution of Triton’s available assets prior to the holders of Triton common shares. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond its control, which may materially adversely affect the amount, timing or nature of Triton’s future offerings. Thus, holders of Triton common shares bear the risk that Triton’s future offerings may reduce the market price of Triton’s common shares.
In the future, we may also issue securities in connection with investments or acquisitions. The amount of our common shares issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding common shares. Any issuance of additional securities in connection with investments or acquisitions may result in dilution to you.

Triton is incorporated in Bermuda and a significant portion of our assets will be located outside the U.S. As a result, it may not be possible for shareholders to enforce civil liability provisions of the federal or state securities laws of the U.S. against Triton.
Triton is incorporated under the laws of Bermuda and a significant portion of our assets are located outside the U.S. It may not be possible to enforce court judgments obtained in the U.S. against Triton in Bermuda or in countries, other than the U.S., where we will have assets, based on the civil liability provisions of the federal or state securities laws of the U.S. In addition, there is some doubt as to whether the courts of Bermuda and other countries would recognize or enforce judgments of U.S. courts obtained against Triton or our officers or directors based on the civil liability provisions of the federal or state securities laws of the U.S. or would hear actions against Triton or those persons based on those laws. We have been advised by our legal advisors in Bermuda that the U.S. and Bermuda do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the U.S. based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Bermuda. Similarly, those judgments may not be enforceable in countries, other than the U.S., where we have assets.
Bermuda law differs from the laws in effect in the U.S. and may afford less protection to shareholders.
Our shareholders might have more difficulty protecting their interests than would shareholders of a corporation incorporated in a jurisdiction of the U.S. As a Bermuda company, Triton is governed by the Bermuda Companies Act. The Bermuda Companies Act differs in some material respects from laws generally applicable to U.S. corporations and shareholders, including the provisions relating to interested directors, merger, amalgamations and acquisitions, takeovers, shareholder lawsuits and indemnification of directors. See “Description of Share Capital” in the accompanying prospectus.
Certain provisions of the Sponsor Shareholders Agreements, Triton’s memorandum of association and amended and restated bye-laws and Bermuda law could hinder, delay or prevent a change in control of us that you might consider favorable, which could also adversely affect the price of our common shares.
Certain provisions under the Sponsor Shareholders Agreements, Triton’s memorandum of association and amended and restated bye-laws and Bermuda law could discourage, delay or prevent a transaction involving a change in control of Triton, even if doing so would benefit Triton’s shareholders. These provisions may include customary anti-takeover provisions and certain rights of the Warburg Shareholder Group and Vestar with respect to the designation of directors for nomination and election to the Triton Board, including the ability to appoint members to each board committee.
Anti-takeover provisions could substantially impede the ability of Triton’s public shareholders to benefit from a change in control or change of Triton’s management and board of directors and, as a result, may materially adversely affect the market price of Triton common shares and your ability to realize any potential change of control premium. These provisions could also discourage proxy contests and make it more difficult for you and other shareholders to elect directors of your choosing and to cause Triton to take other corporate actions you desire.
There can be no assurance that we will not be classified as a passive foreign investment company for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our common shares.
A non-U.S. corporation will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (1) at least 75% of its gross income for such year consists of certain types of “passive” income; or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income. Based on our current and expected income, our assets and our election to treat certain of our subsidiaries as disregarded entities for U.S. federal income tax purposes, we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering.

If we were to be or become a PFIC for any taxable year during which a U.S. Holder (defined below in “Tax Considerations—U.S. Federal Income Tax Considerations”) holds our common shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Tax Considerations—U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders—PFIC Considerations.”

USE OF PROCEEDS
We expect that the net proceeds to the Company from this offering will be approximately $167.8 million (or approximately $192.9 million if the underwriters exercise their option to purchase additional common shares from us in full) after deducting the estimated discount to the underwriters and the fees and expenses of this offering payable by us.
We expect to use the net proceeds from the sale of common shares by us for general corporate purposes, including the purchase of containers.

CAPITALIZATION
The following table sets forth our cash and cash equivalents, restricted cash and consolidated capitalization as of June 30, 2017 on: (i) a historical basis and (ii) an as adjusted basis giving effect to the offering and the receipt of the net proceeds to us therefrom and assumes no exercise by the underwriters of their option to purchase additional common shares. See “Use of Proceeds.”
You should read this table in conjunction with the information contained in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Second Quarter 2017 Form 10-Q, and other sections of this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein, including our consolidated financial statements and the notes thereto.
	As of June 30, 2017
	Actual	As Adjusted
(in thousands, except share data)	(unaudited)
Cash and cash equivalents	$169,659	$337,425
Restricted cash	112,118	112,118
Debt, net of unamortized deferred financing costs of $36,089	6,747,002	6,747,002
Shareholders’ equity:
Common shares, $0.01 par value, 294,000,000 shares authorized, actual and as adjusted; 74,536,402 and 79,886,402 shares issued, respectively	745	799
Undesignated shares $0.01 par value, 6,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	693,715	861,427
Accumulated earnings	965,057	965,057
Accumulated other comprehensive income	23,953	23,953
Total shareholders’ equity	1,683,470	1,851,236
Total capitalization	$8,430,472	$8,598,238

MARKET PRICE FOR COMMON SHARES AND DIVIDENDS
The following table reflects the range of high and low sales prices, as reported on the NYSE, for our common shares for the periods indicated.
	High	Low
2016:
Third Quarter	$17.50	$12.12
Fourth Quarter	$21.34	$11.50
2017:
First Quarter	$27.84	$15.92
Second Quarter	$34.49	$24.85
Third Quarter (through September 7, 2017)	$38.19	$32.01
On September 7, 2017, the closing price of our common shares was $33.52, as reported on the NYSE.
We paid the following quarterly dividends for the periods indicated on our issued and outstanding common shares:
Record Date	Payment Date	Aggregate Payment	Per Share Payment
June 1, 2017	June 22, 2017	$33.2 million	$0.45
March 20, 2017	March 30, 2017	$33.2 million	$0.45
December 2, 2016	December 22, 2016	$33.2 million	$0.45
September 8, 2016	September 22, 2016	$33.3 million	$0.45
July 8, 2016(1)	July 11, 2016	$18.3 million	$0.45

(1)
This dividend was prior to the Merger and represents TCIL dividend payments only.

On August 8, 2017, the Triton Board declared a quarterly cash dividend of  $0.45 per share. This dividend will be payable on September 22, 2017 to shareholders of record as of September 1, 2017. Due to the timing of the sale of common shares contemplated by this prospectus supplement and the record date for the dividend, purchasers of common shares in this offering will not be entitled to receive the dividend declared on August 8, 2017, regardless of the date of payment.

TAX CONSIDERATIONS
Bermuda Tax Considerations
At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares, other than shareholders, if any, that are ordinarily resident in Bermuda.
We have obtained from the Bermuda Minister of Finance under The Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to us or to any of its operations or its shares, debentures or other obligations, until March 31, 2035. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to us. Our Bermuda-domiciled subsidiaries each pay annual Bermuda government fees.
U.S. Federal Income Tax Considerations
The following is a discussion of U.S. federal income tax considerations generally applicable to the ownership and disposition of common shares by U.S. Holders (as defined below). This discussion deals only with our common shares held as capital assets by holders who purchase common shares in this offering. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed U.S. Treasury regulations promulgated thereunder, and published rulings and court decisions, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of our common shares by prospective investors in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to certain types of investors subject to special treatment under U.S. federal income tax laws, such as the following:
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brokers or dealers in securities or currencies;

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financial institutions;

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pension plans;

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regulated investment companies;

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real estate investment trusts;

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cooperatives;

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tax-exempt entities;

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insurance companies;

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persons holding common shares as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

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traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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persons liable for alternative minimum tax;

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U.S. expatriates;

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partnerships or entities or arrangements treated as partnerships or other pass through entities for U.S. federal tax purposes (or investors therein); or

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U.S. Holders whose “functional currency” is not the U.S. dollar.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of our common shares.
The discussion does not address any non-income tax considerations, the potential application of the Medicare tax on net investment income, or any foreign, state or local tax consequences. Each holder of our common shares is urged to consult with such holder’s tax advisor with respect to the particular tax consequences to such holder.
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of our common shares that is, for U.S. federal income tax purposes:
•
an individual citizen or resident of the United States.;

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a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia;

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a trust if  (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes; or

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an estate, the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source.

You will be considered a “Non-U.S. Holder” if you beneficially own our common shares and you are not a U.S. Holder and not a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
If you are considering the purchase of our common shares, we urge you to consult your tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our common shares, as well as any consequences to you arising under state, local and non-U.S. tax laws.
Tax Consequences to U.S. Holders
Dividends
Dividends paid with respect to our common shares will generally be taxed as ordinary income to U.S. Holders to the extent that they are paid out of Triton’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of any dividend exceeds our current and accumulated earnings and profits for a taxable year, the excess will first be treated as a tax-free return of capital to the extent of the holder’s adjusted basis in the common share, causing a reduction in such adjusted basis in the same amount. The balance of the excess, if any, will be taxed as capital gain, which will be long-term capital gain if the common share has been held for more than one year at the time the dividend is received (as described below under “—Sale, Exchange or Other Taxable Disposition”).
Subject to the PFIC rules discussed below, the gross amount of the dividends, if any, paid by Triton to individuals that are U.S. Holders and other non-corporate U.S. Holders, without reduction for any withholding taxes, may be eligible to be taxed at lower rates applicable to certain qualified dividends, provided that the non-corporate U.S. Holder satisfies holding period requirements and provided that Triton is not a PFIC for the taxable year in which we pay a dividend or the proceeding taxable year and such dividend be treated as foreign-source income for U.S. foreign tax credit purposes. Dividends with respect to our common shares will not be eligible for the dividends-received deduction generally allowed to U.S. corporations under the Code.

Sale, Exchange or Other Taxable Disposition
Subject to the PFIC rules discussed below, a U.S. Holder will generally recognize taxable gain or loss on the sale, exchange or other taxable disposition of a common share in an amount equal to the difference between the amount realized on the sale, exchange or other taxable disposition and the holder’s tax basis in the common share. Gain or loss, if any, will generally be U.S. source income for foreign tax credit limitation purposes.
Gain or loss realized on the sale, exchange or other taxable disposition of a common share will generally be capital gain or loss and will be long-term capital gain or loss if the common share has been held for more than one year. Non-corporate U.S. Holders may be eligible for preferential rates of U.S. taxation in respect of long-term capital gains. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.
PFIC Considerations
A PFIC is any foreign corporation if, after the application of certain “look-through” rules, (a) at least 75% of its gross income is “passive income” as that term is defined in the relevant provisions of the Code or (b) at least 50% of the average value of its assets produce “passive income” or are held for the production of  “passive income.” In general, under the “look-through” rules, if a foreign corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income. The determination as to PFIC status is made annually.
If a U.S. Holder is treated as owning PFIC stock, the holder will be subject to special rules generally intended to reduce or eliminate the benefit of the deferral of U.S. federal income tax that results from investing in a foreign corporation that does not distribute all of its earnings on a current basis. In such a case, under the PFIC rules, unless a U.S. Holder is permitted to and does elect otherwise under the Code, such U.S. Holder will be subject to special tax rules with respect to “excess distributions” and any gain from the disposition of our common shares. In particular, an “excess distribution” or such gain will be treated as if it had been recognized ratably over the holder’s holding period for the common shares, and amounts allocated to prior years starting with the first taxable year of Triton during which Triton was a PFIC will be subject to U.S. federal income tax at the highest prevailing tax rates on ordinary income for that year plus an additional tax based on an interest calculation.
Based on the expected composition of our income, valuation of our assets and our election to treat certain of our subsidiaries as disregarded entities for U.S. federal income tax purposes, we believe that our common shares should not be treated as shares of a PFIC, and we do not expect that we will become a PFIC in the future. However, because the PFIC determination is made by taking into account all of the relevant facts and circumstances regarding our business without the benefit of clearly defined bright line rules, it is possible we may be a PFIC for any taxable year or that the IRS may challenge our determination concerning our PFIC status.
In the case Triton is determined to be a PFIC, a U.S. Holder may be able to avoid certain of the rules described above by making a mark-to-market election and, in certain circumstances, a retroactive election, provided that our common shares are treated as regularly traded on a qualified exchange or other market within the meaning of applicable U.S. Treasury regulations. Our common shares are listed and regularly traded on the NYSE, which is a qualified exchange or other market for these purposes. Consequently, assuming that our common shares continue to be regularly traded, we expect that the mark-to-market election will be available to U.S. Holders if Triton is determined to be a PFIC, but no assurances can be given in this regard. If a U.S. Holder makes a valid mark-to-market election for its common shares, such U.S. Holder would include in income each year an amount equal to the excess, if any, of the fair market value of its common shares as of the close of its taxable year over its adjusted basis in such common shares. Such U.S. Holder would be allowed a deduction for the excess, if any, of the adjusted basis of its common shares over the fair market value of its common shares as of the close of the taxable year, but only to the extent of any net mark-to-market gains on such U.S. Holder’s common shares included in its income for prior taxable years. Amounts included in such U.S. Holder’s income under a mark-to-market election, as well as gain on the actual sale or other disposition of the common shares, would be treated as ordinary income. Ordinary loss treatment would also apply to the deductible portion of any mark-to-market loss on the common shares, as well as to any loss realized on the actual sale or disposition of the common shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such common shares. Such U.S. Holder’s basis in the common shares would be adjusted to reflect any such income or loss amounts. If a U.S. Holder makes such a mark-to-market election, tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us (except that the lower tax rates for qualified dividends would not apply).
Alternatively, a U.S. Holder may avoid the PFIC tax consequences described above in respect to its common shares by making a timely “qualified electing fund,” or QEF, election. To comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Because we do not intend to provide such information, however, such election will not be available to you with respect to the common shares.
The adverse rules described above will continue to apply to any taxable year in which Triton is a PFIC and for which the U.S. Holder has neither a valid QEF election nor a valid mark-to-market election in effect. U.S. Holders are urged to consult with their tax advisors regarding the potential availability and consequences of a mark-to-market election in case Triton is determined to be a PFIC in any taxable year.

UNDERWRITING
Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and RBC Capital Markets, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of common shares set forth opposite its name below.
Underwriter	Number of Common Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,765,501
Wells Fargo Securities, LLC	1,765,501
RBC Capital Markets, LLC	481,500
ABN AMRO Securities (USA) LLC	347,750
Cowen and Company, LLC	214,000
ING Financial Markets LLC	214,000
SunTrust Robinson Humphrey, Inc.	214,000
BBVA Securities Inc.	86,937
Keefe, Bruyette & Woods, Inc.	86,937
Nomura Securities International, Inc.	86,937
PNC Capital Markets LLC	86,937
Total	5,350,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the common shares sold under the underwriting agreement if any of these common shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the common shares, subject to prior sale, when, as and if issued to and accepted by them, subject to delivery of certain opinions regarding legal matters by their counsel, including the validity of the common shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the common shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of  $0.83 per common share. After the initial offering, the public offering price, concession or any other term of this offering may be changed.
The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional common shares.
	Per Share	Without Option	With Option
Public offering price	$32.75	$175,212,500	$201,494,375
Underwriting discount	$1.3918	$7,446,130	$8,563,049
Proceeds, before expenses, to us	$31.3582	$167,766,370	$192,931,326

The expenses of the offering, not including the underwriting discount, are estimated at approximately $1.3 million and are payable by us. The underwriters have agreed to reimburse us for up to approximately $1.3 million of expenses incurred by us in connection with this offering.
Option to Purchase Additional Common Shares
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to an additional 802,500 common shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional common shares proportionate to that underwriter’s initial amount reflected in the above table.
No Sales of Similar Securities
We, our executive officers and directors and certain significant shareholders have agreed not to sell or transfer any common shares or securities convertible into, exchangeable for, exercisable for, or repayable with common shares, for 60 days after the date of this prospectus supplement without first obtaining the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:
•
offer, pledge, sell or contract to sell any common shares,

•
sell any option or contract to purchase any common shares,

•
purchase any option or contract to sell any common shares,

•
grant any option, right or warrant for the sale of any common shares,

•
lend or otherwise dispose of or transfer any common shares,

•
file or, in the case of the non-Company lock-up signatories, request that we file a registration statement related to the common shares, or

•
enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common shares whether any such swap or transaction is to be settled by delivery of common shares or other securities, in cash or otherwise.

This lock-up provision applies to common shares and to securities convertible into or exchangeable or exercisable for or repayable with common shares. It also applies to common shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
NYSE Listing
The common shares are listed on the NYSE under the symbol “TRTN.”
Price Stabilization, Short Positions
Until the distribution of the common shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common shares. However, the representatives may engage in transactions that stabilize the price of the common shares, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our common shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of common shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional common shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional common shares or purchasing common shares in the open market. In determining the source of common shares to close out the covered short position, the underwriters will consider, among other things, the price of common shares available for purchase in the open market as compared to the price at which they may purchase common shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common shares made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters and/or their affiliates are lenders under certain of our existing revolving credit facilities and term loan facilities.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the common shares offered hereby. Any such short positions could adversely affect future trading prices of the common shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
European Economic Area
In relation to each member state of the European Economic Area (each a “Member State”), no offer of common shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:
(a)
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of common shares referred to in (a) to (c) above shall result in a requirement for us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
Each person located in a Member State to whom any offer of common shares is made or who receives any communication in respect of an offer of common shares, or who initially acquires any common shares will be deemed to have represented, warranted, acknowledged and agreed to and with each representative and us that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any common shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the common shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or where common shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those common shares to it is not treated under the Prospectus Directive as having been made to such persons.
We, the representatives and their and our respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.
This prospectus supplement has been prepared on the basis that any offer of common shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of common shares. Accordingly any person making or intending to make an offer in that Member State of common shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the representatives have authorized, nor do we or they authorize, the making of any offer of common shares in circumstances in which an obligation arises for us or the representatives to publish a prospectus for such offer.
For the purposes of this provision, the expression an “offer of common shares to the public” in relation to any common shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common shares to be offered so as to enable an investor to decide to purchase or subscribe the common shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive)(i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons.
Notice to Prospective Investors in Switzerland
The common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the common shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the common shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of common shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of common shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of common shares.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The common shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the common shares offered should conduct their own due diligence on the common shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the common shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the common shares without disclosure to investors under Chapter 6D of the Corporations Act.
The common shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring common shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The common shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the common shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The common shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of common shares may not be circulated or distributed, nor may the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common shares pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law;

(d)
as specified in Section 276(7) of the SFA; or

(e)
as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada
The common shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
Appleby (Bermuda) Limited will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP will also provide opinions regarding certain other matters. The underwriters have been represented by O’Melveny & Myers LLP.
EXPERTS
The consolidated financial statements and schedules of Triton International Limited and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Ernst & Young LLP, an independent registered public accounting firm, has audited the consolidated financial statements and schedule included in TAL International Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of TAL International Group, Inc.’s internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference in this prospectus supplement. TAL International Group, Inc.’s financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may read and copy all or any portion of this information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. Information about us is also available at our website at www.trtn.com. The information on, or accessible through, our website is not a part of this prospectus supplement or the accompanying prospectus.
This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act and therefore omit some of the information contained in the registration statement. We have also filed exhibits to the registration statement which are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits, as described in the previous paragraph.
Important Information Incorporated By Reference
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 20, 2017, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 28, 2017;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 10, 2017;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017, filed with the SEC on May 15, 2017 and August 11, 2017, respectively;

•
our Current Reports on Form 8-K, filed with the SEC on March 21, 2017, May 12, 2017, June 22, 2017 and September 5, 2017;

•
the description of our common shares contained in our Registration Statement on Form 8-A, filed with the SEC on July 12, 2016, and any amendment or report filed for the purpose of updating such description;

•
TAL International Group, Inc.’s Annual Report on Form 10-K (only the audited financial statements (and notes thereto)) for the fiscal year ended December 31, 2015, filed with the SEC on February 29, 2016; and

•
TAL International Group, Inc.’s Quarterly Report on Form 10-Q (only the unaudited consolidated financial statements (and notes thereto)) for the fiscal quarter ended March 31, 2016, filed with the SEC on May 10, 2016.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
Triton International Limited
22 Victoria Street
Hamilton HM12, Bermuda
Attn: Marc Pearlin, Senior Vice President, General Counsel and Secretary
Telephone: (441) 295-2287

Prospectus
TRITON INTERNATIONAL LIMITED
Common Shares
Preference Shares
Depositary Shares
Debt Securities
Warrants
Subscription Rights
Purchase Contracts
and
Purchase Units

We may offer, issue and sell, together or separately, from time to time:
•
common shares;

•
preference shares, which may be issued in one or more series;

•
depositary receipts, representing fractional preference shares, which are called depositary shares;

•
debt securities, which may be issued in one or more series and which may be senior debt securities, subordinated debt securities or debt securities convertible into common shares or other securities;

•
warrants to purchase common shares, preference shares or debt securities;

•
subscription rights to purchase common shares, preference shares or debt securities;

•
purchase contracts to purchase common shares, preference shares or debt securities; and

•
purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase our common shares or other securities under the purchase contracts.

In addition, selling securityholders to be named in one or more prospectus supplements may offer and sell, from time to time, our common shares. We will not receive any of the proceeds from the sale of these securities by such selling securityholders.
We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 4, as well as the other information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement, before you make your investment decision.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “TRTN.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Neither the Securities and Exchange Commission nor any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 5, 2017

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities that we may offer. Each time we or the selling securityholders sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.
When used in this prospectus, the terms “Triton,” the “Company,” “we,” “our” and “us” refer to Triton International Limited and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.
Securities may be offered or sold in Bermuda only in compliance with provisions of the Investment Business Act 2003, the Exchange Control Act of 1972, and related regulations of Bermuda, each as amended, that regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority (“BMA”), pursuant to the provisions of the Bermuda Exchange Control Act of 1972 and related regulations, each as amended, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that where any equity securities of a Bermuda company, which would include our common shares, are listed on an appointed stock exchange (the NYSE is deemed to be an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any securities of such company, from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. This prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Bermuda Companies Act 1981, as amended (the “Bermuda Companies Act”). Such provisions state that a prospectus in respect of the offer of shares in a Bermuda company whose equities are listed on an appointed stock exchange under Bermuda law does not need to be filed in Bermuda, so long as the company in question complies with the requirements of such appointed stock exchange in relation thereto.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may read and copy all or any portion of this information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. Information about us is also available at our website at www.trtn.com. The information on, or accessible through, our website is not a part of this prospectus or any prospectus supplement.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 20, 2017, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 28, 2017;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 10, 2017;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017, filed with the SEC on May 15, 2017 and August 11, 2017, respectively;

•
our Current Reports on Form 8-K, filed with the SEC on March 21, 2017, May 12, 2017, June 22, 2017 and September 5, 2017;

•
the description of our common shares contained in our Registration Statement on Form 8-A, filed with the SEC on July 12, 2016, and any amendment or report filed for the purpose of updating such description;

•
TAL International Group, Inc.’s Annual Report on Form 10-K (only the audited financial statements (and notes thereto)) for the fiscal year ended December 31, 2015, filed with the SEC on February 29, 2016; and

•
TAL International Group, Inc.’s Quarterly Report on Form 10-Q (only the unaudited consolidated financial statements (and notes thereto)) for the fiscal quarter ended March 31, 2016, filed with the SEC on May 10, 2016.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
Triton International Limited
22 Victoria Street
Hamilton HM12, Bermuda
Attn: Marc Pearlin, Senior Vice President, General Counsel and Secretary
Telephone: (441) 295-2287

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement and documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” “think,” “plan,” “will,” “should,” “intend,” “seek,” “potential” and similar expressions and variations are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following:
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failure to realize the anticipated benefits of the Merger (as defined below);

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decreases in the demand for leased containers;

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decreases in market leasing rates for containers;

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difficulties in re-leasing containers after their initial fixed-term leases;

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customers’ decisions to buy rather than lease containers;

•
dependence on a limited number of customers for a substantial portion of our revenues;

•
customer defaults;

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decreases in the selling prices of used containers;

•
extensive competition in the container leasing industry;

•
difficulties stemming from the international nature of Triton’s businesses;

•
decreases in demand for international trade;

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disruption to Triton’s operations resulting from political and economic policies of foreign countries, particularly China;

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disruption to Triton’s operations from failure of or attacks on Triton’s information technology systems;

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compliance with laws and regulations related to security, anti-terrorism, environmental protection and corruption;

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ability to obtain sufficient capital to support growth;

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restrictions on businesses imposed by the terms of Triton’s debt agreements; and

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other risks and uncertainties, including those listed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in this prospectus and any accompanying prospectus supplement. Any forward-looking statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Triton or its respective businesses or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
THE COMPANY
Triton is the world’s largest lessor of intermodal containers. Intermodal containers are large, standardized steel boxes used to transport freight by ship, rail or truck. Intermodal containers are the primary means by which many goods and materials are shipped internationally. Our management team consists of professionals responsible for managing the operations of our global fleet of containers, including the specification, order, acquisition, leasing, maintenance, repair, re-leasing and ultimate sale of multiple types of containers. Our business is also supported by a worldwide network of independent container depots and several active independent agents.
On July 12, 2016, Triton Container International Limited, an exempted company incorporated with limited liability under the laws of Bermuda (“TCIL”), and TAL International Group, Inc., a Delaware corporation (“TAL”), combined in an all-stock merger (the “Merger”). Under the terms of the transaction agreement related to the Merger, TCIL and TAL combined under a newly formed company, Triton International Limited, which is domiciled in Bermuda and is listed on the New York Stock Exchange under the stock symbol “TRTN.”
We operate our business in one industry, intermodal transportation equipment, and have two business segments:
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Equipment leasing — we own, lease and ultimately dispose of containers and chassis from our lease fleet, as well as manage containers owned by third parties.

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Equipment trading — we purchase containers from shipping line customers, and other sellers of containers, and resell these containers to container retailers and users of containers for storage or one-way shipment.

Our principal executive office is located at 22 Victoria Street, Hamilton HM12, Bermuda and our telephone number is (441) 295-2287. We maintain a website at http://www.trtn.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.
RISK FACTORS
Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.
USE OF PROCEEDS
Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the purchase of containers.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
The ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends for each of the periods indicated is set forth below. For purposes of computing these ratios, earnings represents income from continuing operations before income taxes and fixed charges. Fixed charges are the sum of  (i) interest expensed and capitalized, (ii) amortized premiums, discounts and capitalized expenses related to indebtedness, and (iii) the portion of rents representative of interest. TCIL has been treated as the acquirer in the Merger for accounting purposes, and therefore, the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends for Triton, included herein, for the periods prior to the date of the Merger on July 12, 2016 are for TCIL alone.
	Six Months Ended June 30,	Year Ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges(1)	1.7	—(2)	1.8	2.1	2.5	3.3

(1)
Our ratio of earnings to combined fixed charges and preferred dividends for the periods above are the same as our ratio of earnings to fixed charges because we had no preference shares outstanding for the periods presented and currently have no preference shares outstanding.

(2)
Earnings were insufficient to cover fixed charges for such period and we are unable to disclose a ratio of earnings to fixed charges for such period. The dollar amount of the deficiency in earnings available for fixed charges for the year ended December 31, 2016 was approximately $13.6 million.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the common shares, preference shares, depositary shares, debt securities, warrants, subscription rights, purchase contracts and purchase units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.
DESCRIPTION OF SHARE CAPITAL
General
The following summary description of our share capital is based on the applicable provisions of the Bermuda Companies Act, our memorandum of association, as amended, and our amended and restated bye-laws. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Bermuda Companies Act, as it may be amended from time to time, and to the terms of our memorandum of association and bye-laws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Share Capital,” the terms “Triton,” the “Company,” “we,” “our” and “us” refer to Triton International Limited, a Bermuda exempted company, and do not, unless otherwise specified, include our subsidiaries.
Common Shares
We are authorized to issue up to 294,000,000 common shares, par value $0.01 per share.
As of September 1, 2017, 74,536,402 common shares were outstanding and held by approximately 72 holders of record.

Liquidation and Preemptive Rights
In the event of a voluntary or involuntary liquidation, dissolution or winding up of Triton, the holders of Triton common shares will be entitled to share equally in any of the assets available for distribution after Triton has paid in full all of its debts and after the holders of all series of Triton’s outstanding preferred shares, if any, have received their liquidation preferences in full.
Holders of Triton common shares will not be entitled to preemptive rights. Shares of Triton common shares will not be convertible into shares of any other class of common shares.
Dividend Rights
Under Bermuda law, shareholders of Triton will be entitled to receive dividends when and as declared by the board of directors of the Company (the “Triton Board”) out of any funds of the company legally available for the payment of such dividends, subject to any preferred dividend rights that may exist from time to time. Bermuda law does not permit payment of dividends, or distributions of contributed surplus, by a company if there are reasonable grounds for believing that:
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the company is, or would be, after the payment is made, unable to pay its liabilities as they become due; or

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the realizable value of the company’s assets would be less than its liabilities.

Under Triton’s bye-laws, the Triton Board has the power to declare dividends or distributions out of contributed surplus, and to determine that any dividend shall be paid in cash or shall be satisfied in paying up in full shares to be issued to the shareholders credited as fully paid or partly paid or partly in one way or partly in the other. The Triton Board may also pay any fixed cash dividend whenever the position of the company justifies such payment.
Voting Rights
Subject to the rights, if any, of the holders of any series of preferred shares, if and when issued and subject to applicable law, each holder of Triton common shares will be entitled to one vote per share and all voting rights will be vested in those holders of record on the applicable record date on all matters voted on by the Triton shareholders. Holders of Triton common shares will have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors to the Triton Board can elect 100% of the directors to the Triton Board and the holders of the remaining shares will not be able to elect any directors to the Triton Board.
Meetings of Shareholders
Special general meetings of the shareholders of Triton may be called (i) by the Triton Board or (ii) when requisitioned by shareholders pursuant to the provisions of the Bermuda Companies Act. Under the Bermuda Companies Act, the shareholders may requisition a special general meeting, provided they hold at the date of the deposit of the requisition shares representing not less than 10% of the paid-up capital of the company. The requisition must state the purpose of the meeting, and must be signed by the requisitionists and deposited at the registered office of the company. If, within 21 days from the date of the deposit of the requisition, the directors do not proceed to convene a meeting, the requisitionists, or any of them representing more than 50% of the total voting rights of all of them, may themselves convene a meeting, which must be convened within three months of the date of the deposit of the requisition.
Restrictions on Transfers of Shares
The Triton Board may in its absolute discretion, and without providing a reason, refuse to register the transfer of a share which is not fully paid up. The Triton Board may also refuse to register a transfer unless the shares of Triton are (i) listed on an appointed stock exchange (of which the NYSE is one) or (ii) (A) a duly executed instrument of transfer is provided to Triton or Triton’s transfer agent accompanied by the certificate (if any has been issued) in respect of the shares to which it relates and by such other evidence as the Triton Board may reasonably require to show the right of the transferor to make the transfer, (B) the instrument of transfer is only in respect of one class of shares, (C) the instrument of transfer is in favor of less than five persons jointly, and (D) all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction have been obtained (if required). If the Triton Board refuses to register a transfer of any share, it must send to the transferee notice of the refusal within three months after the date on which the instrument of transfer was lodged with Triton.
Shares listed on an appointed stock exchange, such as the NYSE, may be transferred by any means permitted by the rules of such exchange.
Election and Removal of Directors
Except in the case of vacancies, each director is elected by the affirmative vote of a majority of the votes cast at the general meeting of shareholders of Triton.
The bye-laws of Triton provide that any vacancies on the Triton Board not filled at any general meeting will be deemed casual vacancies and the Triton Board, so long as a quorum of directors remains in office, will have the power at any time and from time to time, to appoint any individual to be a director so as to fill a casual vacancy. A director so appointed will hold office only until the next following annual general meeting (“AGM”). If not reappointed at such AGM, the director will vacate office at the conclusion of the AGM.
Under the Bermuda Companies Act, a director may be removed from office by the shareholders at a special general meeting called for that purpose. The notice of a meeting convened for the purpose of removing a director must contain a statement of intention to do so and be served on such director not less than 14 days before the meeting. The director subject to removal will be entitled to be heard on the motion for his removal.
Amendment of Memorandum of Association
Under the Bermuda Companies Act, the memorandum of association of a company may be amended by the affirmative vote of a majority resolution of the Triton Board, but the amendment will not be operative unless and until it is approved at a subsequent general meeting of the shareholders by a resolution approved by the affirmative vote of a majority of the votes cast on such resolution. An amendment to the memorandum of association that alters a company’s business objects may require approval by the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.
Amendment of Bye-laws
Subject to certain exceptions, the Triton bye-laws may be revoked or amended by the affirmative vote of a majority resolution of the Triton Board, but the revocation or amendment will not be operative unless and until it is approved at a subsequent general meeting of the shareholders of Triton by a resolution approved by the affirmative vote of a majority of the votes cast on such resolution.
Approval of Certain Transactions
Amalgamations and Mergers: Under the Bermuda Companies Act, the amalgamation or merger of a Bermuda company with another company (wherever incorporated) (other than certain affiliated companies) requires the amalgamation or merger to be approved by the Triton Board and by its shareholders. The Triton bye-laws provide that a merger or amalgamation must be approved by (i) the affirmative vote of a majority of the Triton Board and (ii) the affirmative vote of a majority of votes cast at a general meeting of shareholders. For purposes of approval of an amalgamation or merger, all shares, whether or not otherwise entitled to vote, carry the right to vote. Holders of a separate class of shares are entitled to a separate class vote if the rights of such class would be varied by virtue of the amalgamation or merger.
Sale of Assets:   The Bermuda Companies Act is silent on whether a company’s shareholders are required to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. Bermuda law does require, however, that shareholders approve certain forms of mergers and reconstructions.

Takeovers:   Bermuda does not have any takeover regulations applicable to shareholders of Bermuda companies.
Listing
Our common shares are listed on the NYSE under the symbol “TRTN.”
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Computershare Trust Company, N.A.
Preference Shares
This section describes the general terms and provisions of preference shares that we are authorized to issue. An accompanying prospectus supplement will describe the specific terms of the preference shares offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those preference shares. If there are differences between the prospectus supplement relating to a particular series of preference shares and this prospectus, the prospectus supplement will control. The terms of a new series of preference shares will be recorded in a resolution of the Triton Board, which will be annexed as an appendix to the Company’s amended and restated bye-laws. Such resolutions will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable resolutions as well as our memorandum of association before deciding to buy our preference shares as described in any accompanying prospectus supplement.
The Triton Board has been authorized to provide for the issuance of up to 6,000,000 shares of our preference shares in multiple series without the approval of shareholders. With respect to each series of our preference shares, the Triton Board has the authority to fix the following terms:
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the designation of the series, which may be by distinguishing number, letter or title;

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the number of shares within the series;

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whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

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the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

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whether the shares are redeemable, the redemption price and the terms of redemption;

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the amount payable for each share if we dissolve or liquidate;

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whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

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any restrictions on issuance of shares in the same series or any other series;

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voting rights applicable to the series of preference shares; and

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any other rights, priorities, preferences, restrictions or limitations of such series.

The right of a holder of preference shares to receive payment in respect thereof upon any liquidation, dissolution or winding up of us will be subordinate to the rights of our general creditors.
Anti-Takeover Effects of Provisions of the Memorandum of Association, Bye-laws and Other Agreements
Our shareholders might have more difficulty protecting their interests than would shareholders of a corporation incorporated in a jurisdiction of the United States. As a Bermuda company, Triton is governed by the Bermuda Companies Act. The Bermuda Companies Act differs in some material respects from laws generally applicable to United States corporations and shareholders, including the provisions relating to interested directors, mergers, amalgamations and acquisitions, takeovers, shareholder lawsuits and indemnification of directors.

Certain provisions under the shareholder agreements (the “Sponsor Shareholders Agreements”) with certain affiliates of Warburg Pincus LLC, certain affiliates of Vestar Capital Partners, Inc. and Bharti Global Limited (collectively, the “Sponsor Shareholders”), Triton’s memorandum of association and amended and restated bye-laws and Bermuda law could discourage, delay or prevent a transaction involving a change in control of Triton, even if doing so would benefit Triton’s shareholders. These provisions include customary anti-takeover provisions and certain rights of our Sponsor Shareholders with respect to the designation of directors for nomination and election to the Triton Board, including the ability to appoint members to each board committee.
Anti-takeover provisions could substantially impede the ability of Triton’s public shareholders to benefit from a change in control or change of Triton’s management and the Triton Board and, as a result, may materially adversely affect the market price of Triton common shares and your ability to realize any potential change of control premium. These provisions could also discourage proxy contests and make it more difficult for you and other shareholders to elect directors of your choosing and to cause Triton to take other corporate actions you desire.
DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary receipts representing fractional preference shares, rather than full preference shares. The preference shares represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preference shares represented by the depositary share. As used in this “Description of Depositary Shares,” the terms the “Company,” “we,” “our” and “us” refer to Triton International Limited, a Bermuda exempted company, and do not, unless otherwise specified, include our subsidiaries.
The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preference shares represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of preference shares represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share payable in respect of the preference shares so redeemed. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.
Voting the Preference Shares
Upon receipt of notice of any meeting at which the holders of the preference shares represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preference shares. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preference shares, may instruct the Bank Depositary as to how to vote the preference shares represented by such holder’s depositary shares. The

Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preference shares represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting with respect to any preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preference shares.
Amendment and Termination of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if  (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preference shares in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.
Withdrawal of Preference Shares
Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole preference shares and all money and other property, if any, represented by those depositary shares. Partial preference shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preference shares to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preference shares may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.
DESCRIPTION OF DEBT SECURITIES
We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security. As used in this “Description of Debt Securities,” the terms the “Company,” “we,” “our” and “us” refer to Triton International Limited, a Bermuda exempted company, and do not, unless otherwise specified, include our subsidiaries.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and Wells Fargo Bank, National Association, as trustee, or such other trustee named therein. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:
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the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

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any applicable subordination provisions for any subordinated debt securities;

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the maturity date(s) or the method for determining same;

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the interest rate(s) or the method for determining same;

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the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

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whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

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redemption or early repayment provisions;

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authorized denominations;

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if other than the principal amount, the principal amount of debt securities payable upon acceleration;

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place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

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the form or forms of the debt securities of the series including such legends as may be required by applicable law;

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whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

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whether the debt securities are secured and the terms of such security;

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the amount of discount or premium, if any, with which the debt securities will be issued;

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any covenants applicable to the particular debt securities being issued;

•
any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

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the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

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the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

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the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

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our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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any restriction or conditions on the transferability of the debt securities;

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provisions granting special rights to holders of the debt securities upon occurrence of specified events;

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additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•
any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in an accompanying prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of  $2,000 and any integral multiple of  $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our common shares, preference shares or debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. As used in this “Description of Warrants,” the terms “we” and “our” refer to Triton International Limited, a Bermuda exempted company, and do not, unless otherwise specified, include our subsidiaries.
The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:
•
the offering price;

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the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

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the number of warrants offered;

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the exercise price and the amount of securities you will receive upon exercise;

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the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

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the rights, if any, we have to redeem the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

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the name of the warrant agent; and

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any other material terms of the warrants.

After warrants expire, they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.
DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our common shares, preference shares or debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the shareholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. As used in this “Description of Subscription Rights,” the terms “we,” “our” and “us” refer to Triton International Limited, a Bermuda exempted company, and do not, unless otherwise specified, include our subsidiaries.
The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:
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the price, if any, for the subscription rights;

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the number and terms of each share of common shares or preference shares or debt securities which may be purchased per each subscription right;

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the exercise price payable for each share of common shares or preference shares or debt securities upon the exercise of the subscription rights;

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the extent to which the subscription rights are transferable;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.
DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our common shares, preference shares or debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.
The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.
SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.
PLAN OF DISTRIBUTION
We or the selling securityholders may sell the securities being offered hereby in one or more of the following ways from time to time:
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to underwriters for resale to purchasers;

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directly to purchasers;

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through agents or dealers to purchasers; or

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through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.
We will identify the applicable specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
We may agree with any underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments that such underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.
All securities we may offer, other than common shares, will be new issues of securities with no established trading market. We may elect to list any series of securities on an exchange, and, in the case of our common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.
Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.
LEGAL MATTERS
Unless otherwise indicated in any accompanying prospectus supplement, Appleby (Bermuda) Limited will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.
EXPERTS
The consolidated financial statements and schedules of the Company and its subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Ernst & Young LLP, an independent registered public accounting firm, has audited the consolidated financial statements and schedule included in TAL International Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of TAL International Group, Inc.’s internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference in this prospectus. TAL International Group, Inc.’s financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

5,350,000 Shares
Triton International Limited
Common Shares

Prospectus Supplement

Joint Book-Running Managers
BofA Merrill Lynch
Wells Fargo Securities
RBC Capital Markets
Co-Managers
ABN AMRO
Cowen
ING
SunTrust Robinson Humphrey
BBVA
Keefe, Bruyette & Woods
A Stifel Company
Nomura
PNC Capital Markets LLC
September 7, 2017